Exhibit (e)(3)

Administrative Services Agreement
Between College Retirement Equities Fund and
Teachers Insurance and Annuity Association of America

SCHEDULE C

2025 Reimbursement Rates

For the period May 1, 2025 through April 30, 2026

For the services rendered and expenses incurred in connection with the Administrative Services, as provided in the Agreement, the annual expense deduction amounts for each Class of each CREF Account (as a percentage of average net assets) will be as follows:

Stock Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Global Equities Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Growth Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Equity Index Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Core Bond Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Inflation-Linked Bond Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Social Choice Account:	Class R1: 0.255%
Class R2: 0.175%

Class R3: 0.135%
Class R4: 0.005%

Money Market Account:	Class R1: 0.255%
Class R2: 0.175%
Class R3: 0.135%
Class R4: 0.005%

Date: Effective May 1, 2025 in accordance with prior approval by the CREF Board on March 25, 2025.